UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2012

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

On June 14, 2012, our board of directors established September 20, 2012 as the date of our 2012 annual meeting of stockholders. Our board of directors also established July 23, 2012 as the record date for stockholders entitled to receive notice of, and to vote at, the annual meeting.

Because the annual meeting will be held more than 30 calendar days from the date of our 2011 annual meeting of stockholders, we have established a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy materials for the annual meeting. In order to be considered timely, such proposals must be received at our principal executive offices at 6155 El Camino Real, Carlsbad, California 92009, Attention: General Counsel and Corporate Secretary, no later than the close of business on June 25, 2012, and must also comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Additionally, in accordance with the advance notice provisions set forth in our bylaws, in order for other business to be brought before the annual meeting outside of Rule 14a-8 under the Exchange Act, it must be received at our principal executive offices no later than the close of business on June 25, 2012, and must also comply with the provisions set forth in our bylaws and applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel